Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C.  SECTION 1350,
 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2007 of Freedom Bancshares, Inc. (“Freedom”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Vincent D. Cater, Chief Executive Officer of Freedom, and Jennifer Wethington, Chief Financial Officer of Freedom, respectively, do each certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Freedom.

/s/ Vincent D. Cater
Vincent D. Cater
Chief Executive Officer
March 28, 2008

/s/ Jennifer Wethington
Jennifer Wethington
Chief Financial Officer
March 28, 2008